NEWPARK RESOURCES ANNOUNCES SALE OF FLUIDS SYSTEMS SEGMENT
THE WOODLANDS, Texas – September 13, 2024 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced that it has completed the sale of the Company’s equity interests in substantially all of the Company’s Fluids Systems segment (“Sale Transaction”) to SCF Partners, a leading private equity firm serving the global energy industry.
Under the terms of the Sale Transaction agreement, the base sale price of the business is $127.5 million, adjusted by $43 million to reflect lower estimated working capital conveyed at closing as compared to the average 2023 net working capital balance, accrued taxes and certain other liabilities, and $10 million of outstanding debt. Net Sale Transaction consideration is $56 million, which reflects $70 million of cash proceeds received at closing, net of $19 million of foreign cash conveyed with the business, along with a $5 million interest-bearing seller note receivable. The final purchase price remains subject to customary adjustments based upon final working capital, accrued taxes and certain other liabilities, debt and cash conveyed at closing. As a result of the anticipated loss to be recognized on the Sale Transaction, the Company expects to generate additional U.S. federal net operating loss tax benefits of approximately $7 million to $10 million, which along with approximately $20 million of existing U.S. federal net operating loss and other credit carryforward tax benefits, will be available to offset future U.S. federal tax obligations.
Having concluded the Sale Transaction, the Fluids Systems segment will be reclassified and reported as Discontinued Operations for all periods reported.
In conjunction with the Sale Transaction, the Company’s U.S. asset-based revolving credit agreement (“ABL Facility”) has been amended, reducing the facility size from $175 million to $100 million, among other changes. After giving effect for the net proceeds received from the Sale Transaction, Newpark had total cash of approximately $40 million and proforma availability of approximately $55 million under the ABL Facility as of September 13, 2024. Newpark intends to use the net proceeds towards a combination of organic investments in its composite matting fleet, opportunistic inorganic growth, and share buybacks under its existing $50 million share repurchase authorization.
MANAGEMENT COMMENTARY
“Over the last two years and through this Sale Transaction, we have engaged in a systematic process to transform our fluids business into a more profitable and capital-light operation, driving efficiencies and generating more than $200 million from Fluids Systems divestitures and working capital reductions. This cash generation was redeployed into the growth of our Industrial Solutions business, while also reducing debt by nearly $150 million, returning $50 million to shareholders through the purchase of nearly 12% of our outstanding shares, and building a U.S. cash balance of approximately $40 million,” stated Matthew Lanigan, President and CEO of Newpark. “The completion of the Sale Transaction brings that process to a conclusion, marking an important strategic milestone for our Company as we are now able to focus on growing our scale as a leading, pure-play specialty rental and services business in the global worksite access and critical infrastructure markets.”
“The sale simplifies our business model and meaningfully improves our margin profile, return on investment and profitability potential, while enabling us to commit 100% of our attention to our growth strategy. In the coming months, we will also rebrand the Company and pursue the appropriate industry re-classification to reflect our strategic focus beyond the Company’s historical oilfield association and better align with our future growth market coverage,” continued Lanigan. “We are excited to see our Fluids Systems business and the Newpark brand under the ownership of SCF Partners who have an outstanding record of growing businesses and wish them both every success in the future.”

Deviyani Misra-Godwin, Director at SCF Partners, stated, “For over 25 years, Newpark Fluids Systems has maintained a leading position in the drilling and completions fluids space worldwide, improving customer performance by providing industry-leading service quality. Newpark Fluid Systems’ global footprint, top quartile safety performance, leading portfolio of technology and preeminent position in the growing geothermal space will accelerate success in the evolving energy landscape. Together with the leadership team, we look forward to creating tremendous value for our customers and employees in this next chapter of growth.”
Newpark Fluid Systems’ CEO, David Paterson, commented, “We are thrilled to partner with SCF. This new partnership will be a source of enormous value creation for both our customers and the entire Newpark Fluids Systems team. Our global strategic growth plan will now accelerate under a new and focused board with significant energy experience and commitment. SCF’s unsurpassed track record of success in the global energy services industry provides exciting opportunities as we look to the future.”
Lazard served as Newpark’s exclusive financial advisor in connection with the sale and Baker McKenzie served as legal advisor.
COMPELLING TRANSACTION RATIONALE
•Simplified business structure now positioned to become a leading, pure-play specialty rental business, prioritizing capital deployment toward organic and inorganic growth, and return of capital program. Newpark intends to prioritize capital investment in the growth of its matting fleet to support increased rental demand, which historically has generated annualized cash-on-cash returns in excess of 25%. With the largest composite matting fleet in the United States, the Company is uniquely positioned to provide worksite access solutions to a diverse base of end-markets, including customers within the power and energy infrastructure sectors, where its DURA-BASE® composite matting system has become the standard for performance excellence. With a service life of up to approximately 15 years, the DURA-BASE system offers a safer, longer-lasting replacement to traditional wooden mats, which currently represent an estimated 75% of the U.S. market. The Company also remains focused on the opportunistic acquisition of complementary worksite access businesses in adjacent markets, while remaining active under its share repurchase authorization.
•Reframes investment opportunity around a singular, higher-margin, free cash generative business. On a trailing 12-month basis through the second quarter 2024, the Industrial Solutions business generated revenue and operating income of $219 million and $58 million, respectively, reflecting an operating margin in excess of 26%.
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a site access solutions company that manufactures, sells, and rents industry-leading sustainable composite matting products, along with a full suite of services, including planning, logistics, and remediation. As a geographically diversified company, the Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission & distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our streamlined business structure and future branding; divestitures; the worldwide oil and natural gas industry; our ability to generate organic and inorganic growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflicts in Europe and the Middle East; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases and our return of capital program; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Noel Ryan or Paul Bartolai
Investors@Newpark.com

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